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                                 EXHIBIT NO. 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                          Nine Months Ended
                                  -------------------------------
                                  Sept. 30, 1996   Sept. 30, 1995
                                  --------------   --------------
(in thousands)                      Shares   EPS     Shares   EPS
                                  --------------   --------------
PRIMARY EARNINGS PER SHARE

Average shares outstanding         93,454            82,576

Common Stock equivalents              612               499
                                   ---------------   ---------------
 Primary shares/EPS                94,066   $ 1.98   83,075   $ 1.75
                                   ===============   ===============

FULLY DILUTED EARNINGS PER SHARE

Average shares outstandi ng        93,454            82,576
Common Stock equivalents              644               607
                                   ---------------   ---------------
Fully diluted shares/EPS           94,098   $ 1.98   83,183   $ 1.75
                                   ===============   ===============


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